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                                                                     EXHIBIT 5.1


                [OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP]


                                April 4, 2001


iVillage Inc.
500-512 Seventh Avenue
New York, New York 10018



                  Re:      iVillage Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by iVillage Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of (i) up to 54,535,434 shares of the Company's common stock issuable in connection with the Merger (as defined below) (the "Merger Shares"), (ii) up to 54,535,434 rights to purchase the Company's common stock and warrants to purchase the Company's common stock (the "Rights"),
(iii) 5,034,960 shares of the Company's common stock issuable upon exercise of the Rights (the "Rights Shares"), (iv) 1,134,000 warrants issuable upon exercise of the Rights (the "Warrants") and (v) 1,134,000 shares of the Company's common stock issuable upon exercise of the Warrants (the "Warrant Shares"). The Merger Shares are issuable pursuant to an Agreement and Plan of Merger (the "Agreement"), dated February 5, 2001, as amended, among the Company, Stanhope Acquisition Sub LLC, a Delaware limited liability corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Women.com Networks, Inc., a Delaware corporation ("Women.com"). Pursuant to the Agreement, Merger Sub will be merged with and into Women.com (the "Merger"). The Rights are being issued by the Company to stockholders of Women.com pursuant to a rights offering upon the terms described in the Registration Statement (the "Rights Offering").

         In rendering this opinion, we have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies;
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) that the holders of a majority of the shares of the Company's common stock outstanding on the record date approve the proposal to increase the number of shares of the Company's authorized common stock from 65,000,000 to 200,000,000.

         Based on such examination, we are of the opinion that:

          1. The Merger Shares issuable by the Company pursuant to the Agreement, when issued in accordance with the provisions of the Agreement, will be duly authorized, validly issued, fully paid and non-assessable;

          2. Upon distribution of the Rights pursuant to the Rights Offering and in the manner described in the Registration Statement, the Rights will be duly authorized and validly issued;

          3. Upon issuance and sale against payment therefor pursuant to the Rights Offering and in the manner described in the Registration Statement, the Rights Shares will be duly authorized, validly issued, fully paid and non-assessable;


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iVillage Inc.
February 21, 2001
Page Two


          4. Upon issuance and sale against payment therefor pursuant to the Rights Offering and in the manner described in the Registration Statement, the Warrants will be duly authorized and validly issued; and

          5. Upon issuance and sale against payment therefor pursuant to the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

         We express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Delaware.

         This opinion is rendered solely for your use as an exhibit to the Registration Statement and may not be relied upon for any other purpose.



                                      Very truly yours,


                                      /s/ Orrick, Herrington & Sutcliffe LLP